Exhibit 3.45

CERTIFICATE OF FORMATION

OF

APC REALTY AND EQUIPMENT COMPANY, LLC

1.               The name of the limited liability company is APC REALTY AND EQUIPMENT COMPANY, LLC (the “Company”).

2.               The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification of Formation for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act, and does certify that the facts stated hereinabove are true, dated as of this 10th day of January, 1997.

/s/ Phillipp Tamussino
Philipp Tamussino
Authorized Person

Certificate of Amendment to Certificate of Formation

of

APC REALTY AND EQUIPMENT COMPANY, LLC

It is hereby certified that:

1.      The name of the limited liability company (hereinafter called the “limited liability company”) is
APC REALTY AND EQUIPMENT COMPANY, LLC

2.      The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

/s/ THOMAS A GERKE
THOMAS A. GERKE, Authorized Person